UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

Global Blood Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37539	27-4825712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 East Jamie Court, Suite 101

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Global Blood Therapeutics, Inc. (the “Company”) held on June 20, 2017:

(i) The election of two Class II directors, as nominated by the Board of Directors, to hold office until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

(ii) The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 28, 2017.

The number of shares of common stock entitled to vote at the Annual Meeting was 43,622,095.  The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 32,537,658.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(i)	Proposal 1: Election of Class II Directors.

Director Nominee	Votes For	Votes Withheld
Willie L. Brown, Jr.	22,596,472	4,020,534
Philip A. Pizzo, M.D.	23,343,732	3,273,274

There were 5,920,652 broker non-votes regarding the election of directors.

(ii)	Proposal 2: Ratification of Auditors.

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.  The results of the voting included 32,480,139 votes for, 45,660 votes against, and 11,859 votes abstained.

There were zero broker non-votes regarding this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BLOOD THERAPEUTICS, INC.

Date: June 21, 2017	By:	/s/ Jeffrey Farrow
	Name:	Jeffrey Farrow
	Title:	Chief Financial Officer (Principal Financial Officer)